Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BYE/OASIS Engineering, Inc. 1997 Stock Option Plan of Adept Technology, Inc. and in the related Prospectus of out report dated July 31, 1998, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


/s/ ERNST & YOUNG, LLP

San Jose, California
July 31, 1999